SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment (the “Second Amendment”), dated as of October 31, 2008, is to that certain Employment Agreement, dated as of January 9, 2006 (the “Initial Agreement”), as amended by the First Amendment thereto, dated January 9, 2008 (collectively, the “Employment Agreement”), between Shuffle Master, Inc. (“the Company”) and Brooke Dunn (“Employee”).  All capitalized terms used in this Second Amendment and not otherwise defined herein shall have the same meaning as in the Initial Agreement.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Employee hereby agree as follows:

1.           Subject to the other terms and conditions of the Employment Agreement, the Term of the Employment Agreement is hereby extended from October 31, 2008 to October 31, 2009.  Accordingly, all references to the “Term” in the Employment Agreement shall mean the period which ends on or before October 31, 2009.

2.           The current paragraph 6(b)(i) is hereby deleted in its entirety, and a new paragraph 6(b)(i) is hereby added as follows:

“any material diminution or reduction of Employee’s title, position, duties, reporting relationship or responsibilities, except as solely caused by the acts or omissions of Employee, or Employee no longer reports to the Company’s CEO”.

The current paragraph 6(b)(iii) is hereby deleted in its entirety, and a new paragraph 6(b)(iii) is hereby added as follows:

“in the event Employee on October 31, 2009, elects to retire or resign, but only if Employee has worked full-time and continuously through October 31, 2009, and irrespective of the Company offering Employee continued employment”.

3.           Except as expressly amended hereby, the Employment Agreement, as amended hereby, is hereby confirmed and ratified by the parties as being and remaining in full force and effect, according to its terms and conditions, and without any further amendments or modifications.

4.           This Second Amendment is subject to approval by the Company’s Compensation Committee, and shall not be effective until and unless so approved.

EMPLOYER:		EMPLOYEE:
SHUFFLE MASTER, INC.

By:	/s/ Mark L. Yoseloff	/s/ Brooke Dunn
	Mark L. Yoseloff Chairman of the Board and Chief Executive Officer	Brooke Dunn Senior Vice President

Approved:

Compensation Committee

By:  /s/ Lou Castle
Lou Castle
Chairman